Exhibit 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Exton, Pennsylvania	Contact: Kevin R. Hoben
December 6, 2023	(610) 524-7272

PRESS RELEASE

“Omega Flex, Inc. Announces Regular Quarterly Dividend

for the Fourth Quarter 2023”

Omega Flex, Inc. (the “Company”) today announced that the Board of Directors declared a regular quarterly dividend of $0.33 per share payable on January 4, 2024, to shareholders of record on December 19, 2023. In determining the amount of future regular quarterly dividends, the Board will review the cash needs of the Company, and based on results of operations, financial condition, capital expenditure plans, and consideration of possible acquisitions, as well as such other factors as the Board of Directors may consider relevant, determine on a quarterly basis the amount of a regular quarterly dividend.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS – This press release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict and may be beyond the ability of Omega Flex to control. Certain statements in this press release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995 that are not historical facts, but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance, or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this press release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions, or circumstances.